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                                                            EXHIBIT NO. 99.1(g)

                               MFS SERIES TRUST X

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                    ESTABLISHMENT AND DESIGNATION OF CLASSES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund and MFS Aggressive Growth Allocation Fund, each a series of the Trust, to create three additional classes of shares, within the meaning of
Section 6.10, as follows:

         1. The three additional classes of Shares are designated "Class 529A Shares," "Class 529B Shares" and "Class 529C Shares";

         2. Class 529A Shares, Class 529B Shares and Class 529C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class 529A Shares, Class 529B Shares and Class 529C Shares, the method of determination of the net asset value of Class 529A Shares, Class 529B Shares and Class 529C Shares, the price, terms and manner of redemption of Class 529A Shares, Class 529B Shares and Class 529C Shares, any conversion feature of Class 529B Shares, and relative dividend rights of holders of Class 529A Shares, Class 529B Shares and Class 529C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. Class 529A Shares, Class 529B Shares and Class 529C Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

                                 TERMINATION OF
             MFS EMERGING COMPANIES FUND AND MFS SELECT GROWTH FUND

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 1, 2002, as amended, (the "Declaration"), of MFS Series Trust X (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Emerging Companies Fund and MFS Select Growth Fund, each a series of the Trust, have been terminated.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 20th day of June 2002 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


JOHN W. BALLEN                         KEVIN R. PARKE
----------------------------           ----------------------------
John W. Ballen                         Kevin R. Parke
8 Orchard Road                         33 Liberty Street
Southborough MA 01772                  Concord MA 01742


LAWRENCE H. COHN                       LAWRENCE T. PERERA
----------------------------           ----------------------------
Lawrence H. Cohn                       Lawrence T. Perera
45 Singletree Road                     18 Marlborough Street
Chestnut Hill MA 02167                 Boston MA 02116


SIR J. DAVID GIBBONS                   WILLIAM J. POORVU
----------------------------           ----------------------------
Sir J. David Gibbons                   William J. Poorvu
"Leeward"                              975 Memorial Drive  Apt. 710
5 Leeside Drive                        Cambridge MA 02138
"Point Shares"
Pembroke, Bermuda HM 05


WILLIAM R. GUTOW
----------------------------           ----------------------------
William R. Gutow                       Jeffrey L. Shames
3 Rue Dulac                            38 Lake Avenue
Dallas TX 75230                        Newton MA 02459


J. ATWOOD IVES                         J. DALE SHERRATT
----------------------------           ----------------------------
J. Atwood Ives                         J. Dale Sherratt
17 West Cedar Street                   86 Farm Road
Boston MA 02108                        Sherborn MA 01770


ABBY M. O'NEILL                        ELAINE R. SMITH
----------------------------           ----------------------------
Abby M. O'Neill                        Elaine R. Smith
200 Sunset Road                        75 Scotch Pine Road
Oyster Bay NY 11771                    Weston MA 02493


                                       WARD SMITH
                                       ----------------------------
                                       Ward Smith
                                       36080 Shaker Blvd.
                                       Hunting Valley OH 44022